
                                                  EXHIBIT 11  Page 1 of 2

              NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                    Computation of Per Share Earnings
                 (In millions except per share amounts)
                                    Three Months Ended  Nine Months Ended
                                       September 30,      September 30,
                                      1996     1995      1996     1995
                                     -------  -------   -------  -------
Computation for Statements of Income
------------------------------------
 Net income per statements of income $ 202.3  $ 183.9   $ 569.9  $ 535.8
                                     -------  -------   -------  -------
 Weighted average number of shares
  outstanding                          125.6    130.6     126.9    131.5
                                     -------  -------   -------  -------

 Primary earnings per share          $  1.61  $  1.40   $  4.49  $  4.07
                                     =======  =======   =======  =======

Additional Primary Computation
------------------------------
 Net income per statements of income $ 202.3  $ 183.9   $ 569.9  $ 535.8
                                     -------  -------   -------  -------

 Adjustment to weighted average
  number of shares outstanding:
   Weighted average number of
     shares outstanding per
     primary computation above         125.6    130.6     126.9    131.5
   Dilutive effect of outstanding
     options, stock appreciation
     rights (SARs) and performance
     share units (PSUs) (as
     determined by the application
     of the treasury stock
     method) (1)                         1.5      1.5       1.4      1.3
                                     -------  -------   -------  -------
       Weighted average number of
        shares outstanding,
        as adjusted                    127.1    132.1     128.3    132.8
                                     =======  =======   =======  =======

 Primary earnings per share,
  as adjusted (2):
       Net income                    $  1.59  $  1.39   $  4.44  $  4.03
                                     =======  =======   =======  =======


(1)  See Note 12 of Notes to Consolidated Financial Statements in Norfolk
     Southern's 1995 Annual Report on Form 10-K for a description of the Long-Term Incentive Plan.

(2)  These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than 3 percent.
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        PAGE 32

                                                  EXHIBIT 11  Page 2 of 2

              NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES
                    Computation of Per Share Earnings
                 (In millions except per share amounts)
                                    Three Months Ended  Nine Months Ended
                                       September 30,      September 30,
                                      1996     1995      1996     1995
                                     -------  -------   -------  -------
Fully Diluted Computation
-------------------------
 Net income per statements of income $ 202.3  $ 183.9   $ 569.9  $ 535.8

 Adjustment to increase earnings
  to requisite level to earn
  maximum PSUs, net of tax effect       29.7     13.5      83.6     39.3
                                     -------  -------   -------  -------

       Net income, as adjusted       $ 232.0  $ 197.4   $ 653.5  $ 575.1
                                     =======  =======   =======  =======
 Adjustment to weighted average
  number of shares outstanding,
  as adjusted for additional
  primary calculation:
   Weighted average number of
     shares outstanding, as
     adjusted per additional
     primary computation on page 1     127.1    132.1     128.3    132.8
   Additional dilutive effect of
     outstanding options and SARs
     (as determined by the
     application of the treasury
     stock method using period
     end market price)                   0.2     --         0.3      0.3
   Additional shares issuable at
     maximum level for PSUs              0.1      0.1       0.1      0.1
                                     -------  -------   -------  -------
       Weighted average number of
        shares, as adjusted            127.4    132.2     128.7    133.2
                                     =======  =======   =======  =======

 Fully diluted earnings
  per share (3):                     $  1.82  $  1.49   $  5.08  $  4.32
                                     =======  =======   =======  =======


(3)  These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although they are contrary to paragraph 40 of APB Opinion No. 15 because they produce an anti-dilutive result.